UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 28, 2012

WILLIAM LYON HOMES

(Exact name of registrant as specified in its charter)

Delaware	001-31625	33-0864902
(State or other jurisdiction of incorporation or organization	(Commission file number)	(I.R.S. Employer Identification No.)

4490 Von Karman Avenue Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

(949) 833-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name and former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities.

On June 28, 2012, William Lyon Homes, Inc., a California corporation and subsidiary of William Lyon Homes, a Delaware corporation (the “Company”), consummated the purchase of certain real property (comprising approximately 165 acres) in San Diego County, California; San Bernardino County, California; Maricopa County, Arizona ; and Clark County, Nevada, representing seven separate residential for sale developments, comprising over 1,000 lots. The aggregate purchase price of the property was $21,500,000. The Company paid $11,000,000 cash, and issued 10,000,000 shares of Class ‘A’ common stock of the Company, to investment vehicles managed by affiliates of Colony Capital, LLC (“Colony”) for consideration of the property.

The shares of Class ‘A’ common stock were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) the offer and sale of the securities was part of a privately negotiated transaction only with Colony and did not involve a general solicitation and (b) Colony represented in the transaction documents that it was an accredited investor as defined in Regulation D of the Securities Act.

Item 8.01	Other Events.

The contents of Item 3.02 above are incorporated into this Item 8.01 by this reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 29, 2012

WILLIAM LYON HOMES

By:	/S/ COLIN T. SEVERN
Name:	Colin T. Severn
Its:	Chief Financial Officer